As filed with the U.S. Securities and Exchange Commission on May 20, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

the Securities Act of 1933

PERMIAN RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	300 N. Marienfeld Street, Suite 1000 Midland, TX 79701	41-3338782
(State or other jurisdiction of incorporation or organization)	(Address, Including Zip Code, of Registrant’s Principal Executive Offices)	(IRS Employer Identification Number)

Permian Resources Corporation 2023 Long Term Incentive Plan

(Full title of plan)

John C. Bell

300 N. Marienfeld Street, Suite 1000

Midland, Texas 79701

(432) 695-4222

(Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Douglas E. McWilliams

Jackson A. O’Maley

Alexandra M. Lewis

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement (the “Registration Statement”) of Permian Resources Corporation (the “Registrant,” “we,” “us” and “our”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 33,000,000 additional shares of the Registrant’s Class A Common Stock, par value $0.0001 per share (“Common Stock”), that may be issued pursuant to the Permian Resources Corporation 2023 Long Term Incentive Plan (as amended from time to time, the “2023 Plan”). On February 23, 2026, the Board of Directors of the Registrant approved the First Amendment to the 2023 Plan (the “First Amendment”), subject to the approval of the Registrant’s stockholders. On May 19, 2026, the Registrant’s stockholders approved the First Amendment. The First Amendment amends the 2023 Plan to increase the number of shares of Common Stock issuable under the 2023 Plan by 30,000,000 shares of Common Stock. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 7, 2026 (Registration No. 333-292601) (the “Initial Registration Statement”). Although the Initial Registration Statement also registered shares that may be issued under the Centennial Resource Development, Inc. 2019 Employee Stock Purchase Plan, this Registration Statement registers only additional shares that may be issued pursuant to the 2023 Plan, and the First Amendment increased only the number of shares of Common Stock issuable under the 2023 Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will provide all participants in the 2023 Plan, as amended, with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with Rule 428 of the Securities Act, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement on Form S-8 pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference herein:

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Commission on February 26, 2026 (File No. 001-37697) (including information specifically incorporated by reference from our latest definitive proxy statement on Schedule 14A, as filed with the Commission on April 6, 2026 (File No. 001-37697));

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, as filed with the Commission on May 7, 2026 (File No. 001-37697);

(c)

The Registrant’s Current Report on Form 8-K12B filed with the Commission on January 7, 2026 (File No. 001-37697) and Current Reports on Form 8-K filed with the Commission on January 21, 2026 (File No. 001-37697), May 6, 2026 (File No. 001-37697) and May 19, 2026 (File No. 001-37697) (in each case, excluding Items 2.02 and 7.01 therein, as applicable); and

(d)

The description of our Common Stock registered under Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Commission on February 26, 2026, including any amendments or reports filed for the purpose of updating, changing or otherwise modifying such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents, except as to any portion of any Current Report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 7, 2026).

3.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 26, 2026).

4.1	Permian Resources Corporation 2023 Long Term Incentive Plan (incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 29, 2024).

4.2	First Amendment to the Permian Resources Corporation 2023 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2026).

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.

23.1*	Consent of Vinson & Elkins LLP (included in Exhibit 5.1 of this Registration Statement).

23.2*	Consent of KPMG LLP.

23.3*	Consent of Netherland, Sewell & Associates, Inc.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that they meet all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on the 20th day of May, 2026.

PERMIAN RESOURCES CORPORATION

By:	/s/ GUY M. OLIPHINT
Name:	Guy M. Oliphint
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the Registrant hereby severally constitutes and appoints James H. Walter, William M. Hickey III, John C. Bell and Guy M. Oliphint, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE (of Permian Resources Corporation)	DATE

/S/ WILLIAM M. HICKEY III William M. Hickey III	Co-Chief Executive Officer and Director (Principal Executive Officer)	May 20, 2026

/S/ JAMES H. WALTER James H. Walter	Co-Chief Executive Officer and Director (Principal Executive Officer)	May 20, 2026

/S/ GUY M. OLIPHINT Guy M. Oliphint	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 20, 2026

/S/ ROBERT SHANNON Robert Shannon	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 20, 2026

/S/ STEVEN D. GRAY Steven D. Gray	Chairman and Director	May 20, 2026

/S/ MAIRE A. BALDWIN Maire A. Baldwin	Director	May 20, 2026

/S/ FROST W. COCHRAN Frost W. Cochran	Director	May 20, 2026

/S/ KARAN E. EVES Karan E. Eves	Director	May 20, 2026

/S/ ARON MARQUEZ Aron Marquez	Director	May 20, 2026

/S/ WILLIAM J. QUINN William J. Quinn	Director	May 20, 2026

/S/ JEFFREY H. TEPPER Jeffrey H. Tepper	Director	May 20, 2026

/S/ ROBERT M. TICHIO Robert M. Tichio	Director	May 20, 2026